AMENDMENT NO. 2

TO

SERVICE PLAN (REIMBURSEMENT) (the “Plan”)

CLASS A SHARES

Of the Funds listed on Schedule A (each, a “Fund” and collectively, the “Funds”)

The Service Plan (the “Plan”), dated as of May 24, 2019, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated September 30, 2020, as follows:

WHEREAS, the parties desire to amend the Plan to change the following Funds’ names;

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Main Street All Cap Fund	Invesco Main Street All Cap Fund
Invesco Oppenheimer Main Street Fund	Invesco Main Street Fund

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

SERVICE PLAN (REIMBURSEMENT)

The following rates shall apply to each Fund listed below:

Share Class	Maximum Asset Based Sales Charge	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Class A	NONE	0.25%	0.25%

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

Invesco Main Street All Cap Fund

Invesco Main Street Fund”

2020.09.30-AEF-Service Plan (Reimbursement) - Amendment No. 2

091020 (1) cmh